UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2016

HOMELAND ENERGY SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2779 Highway 24, Lawler, Iowa	52154
	(Address of principal executive offices)	(Zip Code)

(563) 238-5555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2016, Homeland Energy Solutions, LLC (the "Company") entered into an Equipment Purchase and Installation Agreement (the "Agreement") with ICM, Inc. ("ICM"). Pursuant to the Agreement, ICM agreed to construct and install an ICM designed dual dryer system at the Company's ethanol production facility. The total cost of the system pursuant to the Agreement is $27 million. The system is part of the Company's capital project to increase the production capacity of the Company's ethanol production facility. The $27 million purchase price will be paid in several period payments as the system is constructed and installed. The dual dryer system is expected to be completed during the Company's first quarter of its 2018 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: January 11, 2017	/s/ Christine Marchand
Christine Marchand
Interim Chief Financial Officer